Exhibit 99.2
PROXY CARD

ARLINGTON TANKERS LTD.
PROXY FOR SPECIAL GENERAL MEETING OF SHAREHOLDERS
[•], [•], 2008

The undersigned shareholder of Arlington Tankers Ltd. hereby appoints Dr. E. Grant Gibbons and Edward Terino, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned could vote if personally present at the special general meeting of the shareholders of Arlington Tankers Ltd. to be held on [    ●    ], 2008 at [    ●    ] [    ●    ], (Atlantic time), at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the special general meeting by: (i) sending Arlington Tankers Ltd. a written notice of revocation prior to the special general meeting; (ii) casting a new proxy vote over the Internet or by telephone by 11:59 p.m. (Atlantic time) on [    ●    ], 2008; (iii) attending the special general meeting and voting in person if you are a record holder; or (iv) ensuring that Arlington Tankers Ltd. receives from you at Arlington Tanker Ltd.’s registered office by 11:59 p.m. (Atlantic time) on [    ●    ], 2008 a new proxy card with a later date. Any written notice of revocation must be sent to Arlington’s registered office to the attention of Renee Hill, Company Secretary, Arlington Tankers Ltd., c/o Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, or by facsimile to (441) 298-3482. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

The undersigned acknowledges receipt from Arlington Tankers Ltd. prior to the execution of this proxy of a Notice of Special General Meeting of Shareholders and a joint proxy statement/prospectus dated [    ●    ], 2008.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Approval and adoption of an agreement and plan of merger and amalgamation, dated as of August 5, 2008, by and among Arlington Tankers Ltd., General Maritime Corporation, Galileo Holding Corporation, Galileo Merger Corporation and Archer Amalgamation Limited.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval and adoption of an amalgamation agreement, dated as of August 5, 2008, by and among Arlington Tankers Ltd., Galileo Holding Corporation and Archer Amalgamation Limited.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of any motion to adjourn or postpone the Arlington special general meeting to another time or place, if necessary, to solicit additional proxies if there are insufficient votes for each of the foregoing proposals at the time of the special general meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For comments, please check this box and write them on the back where indicated		☐

Please indicate if you plan to attend this meeting	Yes ☐	No ☐

Dated:  2008

(Signature(s))

(Please be sure to date your Proxy Card)

Please sign exactly as name appears, hereon. Joint owners should each sign. Executors, Administrators, Trustees, etc. should so indicate when signing.)

PLEASE FILL IN DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE